Exhibit 99.1

PROGRESS ACQUISITION CORP.

BALANCE SHEET

February 11, 2021

	February 11, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Current asset - cash	$1,168,966	$-		$1,168,966
Prepaid expenses	521,830	-		521,830
Total current assets	1,690,796	-		1,690,796
Cash held in trust account	150,000,000	22,500,000	(a)	172,500,000
		200,000	(b)
		(200,000	)(c)

Total Assets	$151,690,796	$22,500,000		$174,190,796

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	555,925	-		555,925
Due to related party	1,429	-		1,429
Promissory note – related party	141,700	-		141,700
Total current liabilities	699,054	-		699,054
Deferred underwriting discount	-	250,000	(d)	250,000
Total Liabilities	699,054	250,000		949,054

Commitments and Contingencies
Class A common stock subject to possible redemption, 14,599,174 and 16,824,174 shares at redemption value, respectively	145,991,740	22,250,000	(e)	168,241,740

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 550,826 and 575,826 shares issued and outstanding (excluding 14,599,174 and 16,824,174 shares subject to possible redemption, respectively)	55	225	(a)	58
		(222	)(e)

Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 and 4,312,500 shares issued and outstanding, respectively	431	-		431
Additional paid-in capital	5,005,605	22,499,775	(a)	5,005,602
		200,000	(b)
		(200,000	)(c)
		(250,000	)(d)
		(22,249,778	)(e)

Accumulated deficit	(6,089)	-		(6,089)
Total Stockholders’ Equity	5,000,002	-		5,000,002

Total Liabilities and Stockholders’ Equity	$151,690,796	$22,500,000		$174,190,796

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Progress Acquisition Corp. (the “Company”) as of February 11, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on February 22, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 15,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share, and one-half of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $150,000,000. The Company had granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional Units solely to cover over-allotments, if any. On February 22, 2021, the Underwriters exercised the over-allotment option in full and purchased an additional 2,250,000 Units (the “Over-Allotment Units”), generating gross proceeds of $22,500,000, and incurred $200,000 in cash underwriting fees and $250,000 in deferred underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 200,000 private placement warrants (the “Private Placement Warrant”) to Progress Capital I LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $200,000.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $172,500,000 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Placement Warrants described above are as follows:

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	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$22,500,000
	Class A common stock		$225
	Additional paid-in capital		$22,499,775
	To record sale of 2,250,000 Overallotment Units at $10.00 per Unit

(b)	Cash held in trust account	$200,000
	Additional paid-in capital		$200,000
	To record sale of 200,000 Private Placement Warrants at $1.00 per Private Placement Warrant

(c)	Additional paid-in capital	$200,000
	Cash held in trust account		$200,000
	To record payment of cash underwriting fee

(d)	Additional paid-in capital	$250,000
	Deferred underwriting discount		$250,000
	To record additional deferred underwriting fee on overallotment option

(e)	Class A common stock	$222
	Additional paid-in capital	$22,249,778
	Class A common stock subject to possible redemption		$22,250,000
	To record Class A common stock out of permanent equity into mezzanine redeemable stock

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